Exhibit 99.01

News

Media Contact:    Marc Rice
                  404-506-5333 or 1-866-506-5333
                  media@southerncompany.com
                  www.southerncompany.com

Investor Relations Contact:
                  Glen Kundert
                  404-506-5135
                  gakunder2@southernco.com


                                                                   Jan. 25, 2005

                      Economic strength in Southeast drives
                  Southern Company earnings above expectations

ATLANTA - Southern Company today reported fourth quarter earnings of $204.5 million, or 27 cents a share, compared with $125.0 million, or 17 cents a share, in the fourth quarter of 2003.

For the full year, Southern Company reported earnings of $1.53 billion, or $2.07 per share, compared with reported earnings of $1.47 billion, or 2.03 per share, in 2003. The company's earnings target for 2004 was in a range of $1.94 and $1.99 per share.

Continued economic vitality in the Southeast helped boost electricity sales and was a key contributor to the fourth quarter and full-year results, which exceeded analysts' expectations. Businesses and individuals continued to be drawn to the Southeast, boosting the number of customers Southern Company serves by 61,342, or 1.5 percent, in 2004.

"We are pleased with the excellent results we achieved in 2004," said Chairman, President and CEO David M. Ratcliffe. "Our people delivered another outstanding performance by continuing to focus on the fundamentals of giving customers reliable power, low prices and great service."


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The 2004 earnings included one-time items in the fourth quarter related to the resolution of an Internal Revenue Service audit for the years 2000 and 2001, which had the net effect of increasing earnings by $24 million, or 3 cents per share. Excluding the impact of these items, fourth quarter earnings were $180.4 million, or 24 cents a share. Earnings for the full year, excluding the one-time items, were $1.51 billion, or $2.04 per share.

The 2003 earnings for the fourth quarter included a one-time after-tax expense related to a regulatory order in Mississippi which reduced earnings for that period by $37 million, or 5 cents a share. Excluding the impact of that one-time item, earnings for the fourth quarter a year ago were $162.3 million, or 22 cents a share.

The full-year results for 2003 also included a one-time after-tax gain of $88 million related to the termination of all long-term wholesale power contracts with Dynegy, Inc. After adjusting for revenues that would have been recognized in 2003 had the contracts remained in place, the adjusted gain for 2003 was $83 million, or 11 cents per share. Excluding the impact of the Dynegy settlement and the Mississippi regulatory order, full-year earnings for 2003 were $1.43 billion, or $1.97 per share.

The fourth quarter saw a continuation of the economic rebound that helped boost electricity sales, most notably among large industrial customers, throughout 2004. Particularly strong growth in demand for electricity was seen during the fourth quarter in the building materials, carpet, automobile equipment, steel and paper industries.

The strong results for 2004 were achieved despite the extensive damage and economic disruption in Florida and Alabama caused by Hurricane Ivan in September. "Because of the outstanding response by Southern Company employees, with assistance from many other companies and organizations, we were able to restore service to our customers in record time and withstand the most severe storm ever to hit our service territory," Ratcliffe said.

Revenues for the fourth quarter were $2.72 billion, compared with $2.52 billion in the same period a year ago, an increase of 8.0 percent. Revenues for the full year were $11.90 billion, compared with $11.19 billion in 2003, up 6.4 percent.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area increased 3.6 percent in 2004, compared with 2003. Residential electricity use increased 3.9 percent. Electricity use by commercial customers -- offices, stores and other non-manufacturing firms - increased 3.4 percent. Industrial energy use increased 3.6 percent.

Total sales of electricity to Southern Company's customers in the Southeast, including wholesale sales, increased 0.1 percent in 2004, compared with the previous year.

In conjunction with this earnings announcement, Southern Company has posted on its Web site a package of detailed financial information on its fourth quarter and full-year 2004 performance. These materials are available at 7:30 a.m. EST Jan. 25 at www.southerncompany.com.


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Southern Company's financial analyst call will be at 1 p.m. EST Jan. 25, at which time Ratcliffe and Chief Financial Officer Tom Fanning will discuss earnings and provide earnings guidance for 2005 as well as a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With more than 4 million customers and nearly 39,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier super-regional energy company in the Southeast and a leading U.S. producer of electricity. Southern Company owns electric utilities in four states, a growing competitive generation company, an energy services business and a competitive retail natural gas business, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are 15 percent below the national average. Southern Company has been named three consecutive years No. 1 on Fortune magazine's "America's Most Admired Companies" list in the Electric and Gas Utility industry. Southern Company has been ranked the nation's top energy utility in the American Customer Satisfaction Index five years in a row. Southern Company has more than 500,000 shareholders, making its common stock one of the most widely held in the United States. Visit the Southern Company Web site at www.southerncompany.com.

Forward Looking Statements Note:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning continued customer growth and Southern Company's strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized.

The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended Dec. 31, 2003, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, current IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; variations in demand for electricity and gas, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; investment performance of Southern Company's employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations; the performance of projects undertaken by the non-traditional business and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company's

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business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company's credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes or other similar occurrences; the direct or indirect effects on Southern Company's business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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